EXHIBIT 22

PARENT AND SUBSIDIARIES
     (Included in the Consolidated Financial Statements and Wholly-owned)

National Presto Industries, Inc.
Eau Claire, Wisconsin (A Wisconsin Corporation)

        Its Subsidiaries:
                National Holding Investment Company
                Wilmington, Delaware (A Delaware Corporation)

                Its Subsidiaries:
                        Presto Manufacturing Company
                        Jackson, Mississippi (A Mississippi Corporation)

                        Its Division:
                                Presto Products Manufacturing Company
                                Alamogordo, New Mexico

                        Century Leasing and Liquidating, Inc.
                        Minneapolis, Minnesota (A Minnesota Corporation)

                        Its Subsidiary:
                                Presto Export, Inc. (Inactive)
                                Minneapolis, Minnesota (A Minnesota Corporation)

                        Jackson Sales and Storage Company
                        Jackson, Mississippi (A Mississippi Corporation)

                        Canton Sales & Storage Company
                        Canton, Mississippi (A Mississippi Corporation)

                        Presto Parts & Service, Inc. (Inactive)
                        Los Angeles, California (A California Corporation)

                        Presto Export, Ltd.
                        Christiansted, St. Croix, U.S. Virgin Islands
                             (A Virgin Islands Corporation)

                National Defense Corporation
                Eau Claire, Wisconsin (A Wisconsin Corporation)

                NPI Export Corporation (Inactive)
                Minneapolis, Minnesota (A Minnesota Corporation)

                National Presto Industries Export Corporation (Inactive) Wilmington, Delaware (A Delaware Corporation)